Exhibit 99.1

Healthier Choices Management Corp Secures $2.5M financing for PPE Initiative

HOLLYWOOD, FL, August 24, 2020 /GlobeNewswire/ -- Healthier Choices Management Corp. (OTC Pink: HCMC) (“HCMC or the “Company”) announces funding for PPE initiative.

The Company announced today that it has secured $2.5M in debt financing to fund its recent PPE initiative.

“Keeping in line with providing healthier choices, the Company yesterday secured funding which will allow it to expand its initiative to provide on the ground PPE product, with a focus on customers needing smaller lots and having more price sensitivity”, said Jeff Holman, CEO of Healthier Choices Management Corp.

Mr. Holman continued, “We identified a niche market that needs servicing, and we intend to take an ‘old school’ approach of building a consistent book of business for this initiative.  The industry has been inundated with “spot sales”, often attempting to sell product that does not exist.  We intend to eliminate this issue by having inventory in our warehouse, ready to ship.”

Mr. Holman concluded, “All types of businesses now need these products.  Smaller health facilities need these products.  Smaller businesses like restaurant chains and service industries need these products, and they cannot buy 1,000,000 boxes of gloves or 1,000,000 masks as is typically required.  We have had numerous requests to fill these smaller orders and intend to cater to this niche and help as many of these types of customers as we can.”

About Healthier Choices Management Corp.

Healthier Choices Management Corp. (the “Company”) is a holding company focused on providing consumers with healthier daily choices with respect to nutrition and other lifestyle alternatives. The Company currently operates nine retail vape stores in the Southeast region of the United States, through which it offers e-liquids, vaporizers and related products. The Company also operates Ada’s Natural Market, a natural and organic grocery store, through its wholly owned subsidiary Healthy Choice Markets, Inc. and Paradise Health and Nutrition, stores that offer fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products and natural household items through its wholly owned subsidiary Healthy Choice Markets 2, LLC. The Company also sells vitamins and supplements on the Amazon.com marketplace through its wholly owned subsidiary Healthy U Wholesale, Inc. The Company markets the Q-Cup™ technology under the vape segment; this patented technology is based on a small, quartz cup called the Q-Cup™, which a customer partially fills with either cannabis or CBD concentrate (approximately 50mg) purchased from a third party. The Q-Cup™ is then inserted into the Q-Cup™ Tank or Globe, that heats the cup from the outside without coming in direct contact with the solid concentrate. This Q-Cup™ technology provides significantly more efficiency and an “on the go” solution for consumers who prefer to vape concentrates either medicinally or recreationally. Healthier Choices Management Corp. Inc. (www.healthiercmc.com).

Forward Looking Statements.

This press release contains forward looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). Additional written or oral forward looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise. Statements contained in this press release that are not historical facts are forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and are based on management's estimates, assumptions and projections and are not guarantees of future performance. The Company assumes no obligation to update these statements. Forward looking statements may include, but are not limited to, projections or estimates of revenue, income or loss, exit costs, cash flow needs and capital expenditures, statements regarding future operations, expansion or restructuring plans, including our recent exit from and winding down of our wholesale distribution operations.  In addition, when used in this release, the words "anticipates," "believes," "estimates," "expects," "intends," and "plans" and variations thereof and similar expressions are intended to identify forward looking statements.

Factors that may affect our future results of operations and financial condition include, but are not limited to, fluctuations in demand for our products, the introduction of new products, our ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of our liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in our filings with the United States Securities and Exchange Commission.

Contact Information:
Healthier Choices Management Corp.
3800 North 28TH Way, #1
Hollywood, FL 33020
Office: 305-600-5004 / Fax: 954-272-7773